UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ANNALY CAPITAL MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Maryland	22-3479661
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

7.625% Series E Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-211140

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the 7.625% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Annaly Capital Management, Inc. (the “Company”), is set forth under “Description of Annaly Capital Stock” in the Company’s Registration Statement on Form S-4 (File. No. 333-211140) initially filed with the Securities and Exchange Commission on May 5, 2016, and amended on May 27, 2016, June 15, 2016, July 1, 2016 and July 7, 2016, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

ITEM 2. EXHIBITS.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of April 10, 2016, by and among Annaly Capital Management, Inc., Ridgeback Merger Sub Corporation and Hatteras Financial Corp. (incorporated by reference to Annaly’s Registration Statement on Form S-4 (Registration No. 333-211140) filed May 5, 2016)

3.1

Articles of Amendment and Restatement of the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Annaly’s Registration Statement on Form S-11 (Registration No. 333-32913) filed August 5, 1997)

3.2

Articles of Amendment of the Articles of Incorporation of Annaly (incorporated by reference to Exhibit 3.1 of Annaly’s Registration Statement on Form S-3 (Registration No. 333-74618) filed June 12, 2002)

3.3	Articles of Amendment of the Articles of Incorporation of Annaly (incorporated by reference to Exhibit 3.1 of Annaly’s Form 8-K (filed August 3, 2006))

3.4	Articles of Amendment of the Articles of Incorporation of Annaly (incorporated by reference to Exhibit 3.4 of Annaly’s Form 10-Q (filed May 7, 2008))

3.5	Articles of Amendment of the Articles of Incorporation of Annaly (incorporated by reference to Exhibit 3.1 of Annaly’s Form 8-K (filed June 23, 2011))

3.6

Form of Articles Supplementary designating Annaly’s 7.875% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.3 to Annaly’s Registration Statement on Form 8-A filed April 1, 2004)

3.7

Articles Supplementary designating an additional 2,750,000 shares of Annaly’s 7.875% Series A Cumulative Redeemable Preferred Stock, as filed with the State Department of Assessments and Taxation of Maryland on October 15, 2004 (incorporated by reference to Exhibit 3.2 to Annaly’s Form 8-K filed October 4, 2004)

3.8

Articles Supplementary designating Annaly’s 6% Series B Cumulative Convertible Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 to Annaly’s Form 8-K filed April 10, 2006)

3.9

Articles Supplementary designating Annaly’s 7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 to Annaly’s Current Report on Form 8-K filed May 16, 2012)

3.10

Articles Supplementary designating Annaly’s 7.50% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.1 to Annaly’s Form 8-K filed September 13, 2012)

3.11	Amended and Restated Bylaws of Annaly, adopted February 23, 2016 (incorporated by reference to Exhibit 3.11 to Annaly’s Form 10-K filed February 26, 2016)

3.12	Articles Supplementary designating Annaly’s 7.625% Series E Cumulative Redeemable Preferred Stock, liquidation

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preference $25.00 per share*

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Annaly’s Registration Statement on Form S-11 (Registration No. 333-32913) filed September 17, 1997)

4.2	Specimen Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 to Annaly’s Registration Statement on Form S-3 (Registration No. 333-74618) filed December 5, 2001)

4.3	Specimen Series A Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 of Annaly’s Registration Statement on Form 8-A filed April 1, 2004)

4.4	Specimen Series B Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 to Annaly’s Form 8-K filed April 10, 2006)

4.5	Specimen Series C Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 to Annaly’s Form 8-K filed May 16, 2012)

4.6	Specimen Series D Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 to Annaly’s Form 8-K filed September 13, 2012)

4.7

Specimen Series E Preferred Stock Certificate (incorporated by reference to Exhibit 4.7 to Amendment No. 1 to Annaly’s Registration Statement on Form S-4 (Registration No. 333-211140) filed May 27, 2016)

4.8	Indenture, dated as of February 12, 2010, between Annaly and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Annaly’s Form 8-K filed February 12, 2010)

4.9	Supplemental Indenture, dated as of February 12, 2010, between Annaly and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 to Annaly’s Form 8-K filed February 12, 2010)

4.10	Form of 4.00% Convertible Senior Note due 2015 (incorporated by reference to Exhibit 4.9 of Annaly’s Form 10-K filed February 26, 2016)

4.11	Second Supplemental Indenture, dated as of May 14, 2012, between Annaly and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 to Annaly’s Form 8-K filed May 14, 2012)

4.12	Form of 5.00% Convertible Senior Note due 2015 (incorporated by reference to Exhibit 4.11 of Annaly’s Form 10-K filed February 26, 2016)

4.13	Form of Indenture between Annaly and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Annaly’s Form S-3 filed February 9, 2016)

*  Filed herewith.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 12, 2016

ANNALY CAPITAL MANAGEMENT, INC.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Chief Financial Officer

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